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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

          This Employment Agreement is dated as of June 30, 2003 and is entered into between RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and William I. Riker ("Executive").

          WHEREAS, Executive is currently a party to an amended and restated employment agreement with the Company's subsidiary, Renaissance Reinsurance Ltd. (the "Prior Agreement"); and

          WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement, whereupon, the Prior Agreement shall be superseded by this Agreement, and shall have no further force or effect.

          NOW, THEREFORE, the parties hereby agree:

                                   ARTICLE I.

                     Employment, Duties and Responsibilities

     1.01. Employment. During the Term (as defined below), Executive shall serve as President of the Company and shall have such other senior executive titles as may be assigned by the Chief Executive Officer of the Company (the "CEO"). Executive agrees to devote his full time and efforts to promote the interests of the Company.

     1.02. Duties and Responsibilities. Executive shall have such duties and responsibilities as specified by the Company's Board from time to time and as are consistent with his position.

     1.03. Base of Operation. Executive's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be designated by the CEO.

                                   ARTICLE II.

                                      Term

     2.01. Term. Subject to Article V, the employment of Executive under this Agreement shall be for a term (the "Term") which shall be deemed to have commenced as of June 30, 2003 (the "Effective Date") and shall continue until June 30, 2008, unless sooner terminated as provided herein.

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                                  ARTICLE III.

                            Compensation and Expenses

     3.01. Salary, Incentive Awards and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled, during the Term, to the following (subject, in each case, to the provisions of Article V hereof):

            (a) Salary; Bonus. The Company shall pay Executive a base salary at a rate to be determined by the Company's Board, upon recommendation of the Chief Executive Officer of the Company, payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law. Bonuses shall be payable at the discretion of the Company.

            (b) Incentive Awards; Restricted Stock. Executive shall participate in the stock incentive plans of the Company, as amended through the date hereof and hereafter from time to time. Executive acknowledges that, as of the Effective Date, he has been granted 130,000 shares of restricted common stock of the Company (the "Restricted Stock") under the Company's 2001 Stock Incentive Plan (the "Plan"). Subject to the terms of the Plan and Executive's continued employment, the Restricted Stock shall vest as to (i) 20,000 shares on the second anniversary of the Effective Date; (ii) 20,000 shares on the third anniversary of the Effective Date; (iii) 45,000 shares on the fourth anniversary of the Effective Date; and (iv) 45,000 shares on the fifth anniversary of the Effective Date; provided, however, that with respect to the Restricted Stock that would otherwise vest on the fourth and fifth anniversary of the Effective Date, such vesting shall also be conditioned upon Executive's full-time residence being a location satisfactory to the CEO in his sole discretion.

            (c) Benefits. Executive shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees and officers of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plan or program.

            (d) Vacation. Executive shall be entitled to reasonable paid vacation periods, not to exceed five weeks for each full year during the Term, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement, and subject, with respect to timing, to the reasonable approval of the Chief Executive Officer of the Company.

     3.02. Business Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

     3.03. Expenses: Perquisites. During the Term, the company shall provide the executive with the following perquisites and expense reimbursements:

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            (a)  Customary Perquisites. During the Term, the Company shall provide Executive with customary perquisites for housing, automobile, travel and other expenses as agreed to by the Company, subject to the limitation set forth in Section 3.03(c):

            (b) Incentive Gross-Up. To the extent that perquisites provided to Executive under subsection 3.03(a) of this Agreement result in imputed income and a resulting increased income tax liability to Executive, the Company shall pay Executive a tax reimbursement benefit in an amount such that, after deduction of all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Executive will be equal to the amount of such increased income tax liability.

            (c) Maximum Amount Payable. The maximum annual amount payable pursuant to Sections 3.03(a) and (b) shall not, in the aggregate, exceed $300,000 for 2003. The maximum annual amount payable for subsequent years shall be adjusted upward by 5% per year.

                                   ARTICLE IV.

                                Exclusivity, Etc.

     4.01. Exclusivity; Non-Competition. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that during the Term he will not engage in any business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates.


     4.02. Other Business Ventures. Executive agrees that during the Term he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any major stock exchange or in a national over-the-counter market.

     4.03. Confidential Information. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall include, but shall not be limited to, any confidential or proprietary information, trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to the Company or any of its divisions, subsidiaries or affiliates, or that the Company or any of its subsidiaries or affiliates may receive belonging to suppliers, customers or others who do business with the

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Company or any of its divisions, subsidiaries or affiliates. Executive's obligation under this Section 4.03 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company or any of its divisions, subsidiaries or affiliates, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company or any of its divisions, subsidiaries or affiliates. Executive agrees not to remove from the premises of the Company, or as applicable, the premises of any of its divisions, subsidiaries or affiliates, except as an employee of the Company in pursuit of the business of the Company, its divisions, subsidiaries or affiliates, or except as specifically permitted in writing by the Company's Board, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company and its divisions, subsidiaries or affiliates, as applicable. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

     4.04. Non-Competition Obligations. During the Term and, other than in the case of the death of Executive, upon any termination of the employment of Executive, Executive shall not, until the earlier of (x) two years from the date of such termination or (y) June 30, 2009 (the "Non-Competition Period"), directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (A) engage in any business activities reasonably determined by the Company's Board to be competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company or any of its divisions, subsidiaries or affiliates at the time of such termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, in the case of (i) a voluntary termination of employment by Executive prior to a "Change in Control," or a voluntary termination following a "Change in Control" which is not for "Good Reason" (each as hereinafter defined), (ii) a termination by the Company for Cause (as hereinafter defined), or (iii) a termination by reason of Executive's disability, the Company may elect, within 14 days after the date of such termination, to waive Executive's non-competition obligations, in which case it shall not be required to make payments to Executive during the Non-Competition Period, as provided in Section 5.05(a).

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     4.05.  Remedies. Executive acknowledges that the Company's remedy at law for a breach by him of the provisions of this Article IV will be inadequate. Accordingly, in the event of a breach or threatened breach by Executive of any provision of this Article IV, the Company shall be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article IV in any other jurisdiction.

                                   ARTICLE V.

                                   Termination

     5.01. Termination for Cause. The Company shall have the right to terminate Executive's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (a) Executive's failure to substantially perform his duties under this Agreement, (b) the engaging by Executive in misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (c) the commission by Executive of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates, (d) the conviction of Executive of a felony, or (e) Executive's material breach of the provisions of any of Sections 4.01, 4.02 or 4.03 of this Agreement, provided Executive has received prior written notice of such breach.

     5.02. Death. In the event Executive dies during the Term, Executive's employment shall automatically terminate, such termination to be effective on the date of Executive's death.

     5.03. Disability. In the event that Executive suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365-day period, and Executive becomes eligible for the Company's long-term disability plan, the Company shall have the right to terminate Executive's employment, such termination to be effective upon the giving of notice to Executive in accordance with Section 6.03 of this Agreement.

     5.04. Termination Without Cause. The Company may at any time terminate Executive's employment for reasons other than Cause.

     5.05.  Effect of Termination.

            (a) Obligations of Company. In the event of any termination of Executive's employment hereunder, the Company shall pay Executive any earned but unpaid base salary. In addition, except as provided in Section 5.06, upon a termination of Executive's employment for

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any reason other than Executive's death, the Company shall pay Executive during the Non-Competition Period, an amount equal to 175% of his then current base salary, such amount to be payable in equal monthly installments commencing on the date which is one month after the date of such termination. The preceding sentence notwithstanding, in the event of a termination of employment described in the last sentence of Section 4.04 of this Agreement, if the Company elects to waive Executive's non-competition obligations within 14 days after the date of such termination, the Company shall not be required to make such additional payments.

            (b) Restricted Stock. Except as otherwise provided in Section 5.06(b) hereof, Executive's rights with respect to Restricted Stock upon any termination of his employment with the Company shall be governed exclusively by the terms and conditions of the Plan and any agreements executed by Executive in connection with the Restricted Stock.

            (c) Obligations of Executive. Executive may terminate his employment at any time by 10 days' written notice to the Company. Executive shall have no obligations to the Company under this Agreement after the termination of his employment, except and to the extent Sections 4.03, 4.04 or
4.05 shall apply.

     5.06. Termination Following a Change in Control. In the event that a Change in Control occurs (as hereinafter defined) and, on or within two years following the date of such Change in Control, Executive's employment is terminated by the Company without Cause, or Executive terminates his employment voluntarily for "Good Reason" (as hereinafter defined), then

            (a)  in lieu of the payments described in the second sentence of
Section 5.05(a), the Company shall pay Executive, within fifteen days following the date of such termination, a lump sum cash amount equal to two times the sum of:

                 (i) Executive's annual base salary at the highest rate in effect during the Term; and

                 (ii) the highest regular annual bonus paid or payable to Executive over the preceding three fiscal years (excluding any extraordinary or non-recurring bonus); provided, however, that in no event shall the amount calculated in this subsection (ii) exceed 150% of Executive's specified target bonus for the year in which such termination occurs; and

            (b) notwithstanding anything to the contrary in the Plan, the portion of the Restricted Stock that had not yet vested shall not vest as of the date of such Change in Control but shall become fully vested as of the date of such termination.

     For purposes of this Agreement, "Good Reason" means

                 (i) any action taken or failed to be taken by the Company or any of its officers which, without Executive's prior written consent, changes Executive's position (including titles), authority, duties or responsibilities from those in effect prior to the

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     Change in Control, or reduces Executive's ability to carry out such duties and responsibilities;

                 (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial or inadvertent failure which is remedied by the Company promptly after receipt of notice thereof from Executive;

                 (iii) the Company's requiring Executive to be employed at any location more than 35 miles further from his current principal residence than the location at which Executive was employed immediately preceding the Change in Control; or

                 (iv) any failure by the Company to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by
     Section 6.02(b) of this Agreement.

         For purposes of this Agreement, "Change of Control" shall have the meaning ascribed thereto in the Plan.

         Except as specifically provided in this Section 5.06, the effect of a termination of Executive's employment following a Change in Control shall be governed by the provisions of Section of 5.05.

     5.07. Post-Termination Cooperation. Following any termination of Executive's employment for any reason, Executive shall reasonably cooperate with the Company to assist with existing or future investigations, proceedings, litigations or examinations involving the Company or any of its affiliates. For each day, or part thereof, that Executive provides assistance to the Company as contemplated hereunder, the Company shall pay Executive an amount equal to (x) divided by (y), where (x) equals the sum of Executive's annual base salary and target bonus as in effect on the date of Executive's termination of employment, and (y) equals 200. In addition, upon presentment of satisfactory documentation, the Company will reimburse Executive for reasonable out-of-pocket travel, lodging and other incidental expenses he incurs in providing such assistance. Executive shall not be required to travel to Bermuda to provide any assistance contemplated hereunder, but, if requested by the Company, shall make reasonable good faith efforts to travel to such locations as the Company may reasonably request.

                                  ARTICLE VI.

                                  Miscellaneous

     6.01. Life Insurance. Executive agrees that the Company or any of its divisions, subsidiaries or affiliates may apply for and secure and own insurance on Executive's life (in amounts determined by the Company). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its divisions, subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Executive.

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     6.02.  Benefit of Agreement; Assignment; Beneficiary. (a) This Agreement
shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.03. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company, to RenaissanceRe Holdings Ltd., Renaissance House, East Broadway, Hamilton, Bermuda, Attention: Secretary, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Executive at his then current home address as shown on the Company's books, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.


     6.04. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder including, without limitation, the Prior Agreement. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.05. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.


     6.06. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.07. Enforcement. If any action at law or in equity is brought by either party hereto to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the other party of the reasonable costs and expenses incurred in connection with such action (including reasonable attorneys' fees), in addition to any other relief to which such party may be entitled. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

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     6.08.  Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of Bermuda without reference to the principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of Bermuda.

     6.09. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.10. No Mitigation; No Offset. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, without limiting the generality of this sentence, no payment otherwise required under this Agreement shall be reduced on account of) other employment or otherwise, and payments under this Agreement shall not be subject to offset in respect of any claims which the Company may have against Executive.

     6.11. Attorneys' Fees. Each party to this Agreement will bear its own expenses in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement.

     6.12. Termination; Survivorship. This Agreement shall terminate upon termination of Executive's employment, except that the respective rights and obligations of the parties under this Agreement as set forth herein shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     6.13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     6.14. Other Agreements. Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

     6.15. Subsidiaries, etc. (a) The obligations of the Company under this Agreement may be satisfied by any subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such obligations relate to Executive's employment by such subsidiary or affiliate.

           (b) The rights of the Company under this Agreement may be enforced by any Subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such rights relate to Executive's employment by such subsidiary or affiliate.

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     6.16.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                  ARTICLE VII.

                          Indemnification of Executive

     7.01. Indemnification. The Company shall defend, hold harmless and indemnify Executive to the fullest extent permitted by Bermuda law, as currently in effect or as it may hereafter be amended, from and against any and all damages, losses, liabilities, obligations, claims of any kind, costs, interest or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred or suffered by Executive in connection with or arising out of his service with the Company (whether prior to or following the date hereof), subject only to the provisions of Section 7.02 below.

     7.02. Exceptions to Right of Indemnification. No indemnification shall be made under this Article VII in respect of the following:

            (a)  Losses relating to the disgorgement remedy contemplated by
Section 16 of the US Securities Exchange Act of 1934;

            (b) Losses arising out of a knowing violation by Executive of a material provision of this Article VII or any other agreement to which Executive is a party with the Company; and

            (c) Losses arising out of a final, nonappealable conviction of Executive by a court of competent jurisdiction for a knowing violation of criminal law.

            Moreover, the Company shall not effect any advances, or advance any costs, relating to any proceeding (or part thereof) initiated by Executive unless the initiation thereof was approved by the Company's Board, or as may be approved or ordered by a competent tribunal.

     7.03. Prepayment of Expenses. Unless Executive otherwise elects via written notice to the Company, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of a written affirmation of Executive's good faith belief that his conduct does not constitute the sort of behavior that would preclude his indemnification under this Article VII and Executive furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by the Company under this Article VII.

     7.04. Continuation of Indemnity. All agreements and obligations of the Company contained in this Article VII shall continue during the period in which Executive is employed the Company and shall continue thereafter so long as Executive shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

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investigative, and whether formal or informal, by reason of the fact that
Executive was a employed by the Company.

     7.05. Indemnification Hereunder Not Exclusive. The indemnification and prepayment of expenses provided by this Article VII is in addition to and shall not be deemed exclusive of any other right to which Executive may be entitled under the Company's Memorandum of Association, the Company's Bye-Laws, any agreement, any vote of shareholders or disinterested directors, Bermuda law, any other law (common or statutory) or otherwise. Nothing contained in this Article VII shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or Executive against any expense, liability or loss incurred by it or him, whether or not Executive would be indemnified against such expense, liability or loss under this Article VII; provided that the Company shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Executive has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event the Company makes any indemnification payments to Executive and Executive is subsequently reimbursed from the proceeds of insurance, Executive shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

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         IN WITNESS WHEREOF, the Company and Executive have duly executed this
Agreement as of the date first above written.



                                        RENAISSANCERE HOLDINGS LTD.


                                        By: /s/ James N. Stanard
                                            --------------------
                                        Name:  James N. Stanard
                                        Title: Chief Executive Officer



                                        /s/ William I. Riker
                                        --------------------
                                        William I. Riker

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